UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2022, Baudax Bio, Inc. (the “Company”) entered into that certain Amendment No. 2 to Credit Agreement (the “Amendment”) by and among the Company, Baudax Bio N.A. LLC (“Baudax LLC”), Baudax Bio Limited, Wilmington Trust, National Association, solely in its capacity as administrative and collateral agent (the “Agent”) and the lenders party thereto (the “Lenders”). The Amendment amends that certain Credit Agreement, dated as of May 29, 2020, by and among the Company, the Agent, and the Lenders (as amended, the “Credit Agreement”), as amended.

Pursuant to the terms of the Amendment, the Credit Agreement is amended such that the Company must repay the principal thereunder (i) on the first business day of each month (each, an “Interest Payment Date”) until the Interest Payment Date on December 1, 2022, in equal monthly installments of principal based on an amortization schedule of 36 months, (ii) an additional payment of principal in the amount of $300,000 prior to December 31, 2022 and (iii) commencing on the Interest Payment Date on January 2, 2023 and on each Interest Payment Date thereafter until the obligations have been repaid in full, the principal amount of $500,000.

In addition, the Amendment decreases the minimum cash covenant the Company is required to maintain under the Credit Agreement (the “Minimum Liquidity Covenant”) to (i) $3.0 million for the period beginning on October 1, 2022, and ending on November 30, 2022, (ii) $4.5 million for the period beginning on December 1, 2022, and ending on February 28, 2023, and (iii) $4.0 million from and after March 1, 2023. Further, the Company has agreed that prior to December 31, 2022, it shall not, without the prior written consent of the Lenders, make or permit any payment under either (i) the Purchase and Sale Agreement, dated as of March 7, 2015, as amended, by and among the Company (as successor to Recro Pharma, Inc.), Alkermes Pharma Ireland Limited, Daravita Limited and Eagle Holdings USA, Inc.; or (ii) the Asset Transfer and License Agreement, dated as of April 10, 2015, as amended, by and between Alkermes Pharma Ireland Limited and Recro Gainesville LLC (as successor by merger to DV Technology LLC), as partially assigned to the Company pursuant to that certain Partial Assignment, Assumption and Bifurcation Agreement, among Alkermes Pharma Ireland Limited, Recro Gainesville LLC and the Company. In consideration for the Amendment, the Company agreed to pay the Agent an amendment fee of $5,000 and the Lender an amendment fee of $200,000.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of the Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1	Amendment No. 2 to Credit Agreement, dated October 24, 2022, by and among Baudax Bio, Inc., Baudax Bio N.A. LLC, Baudax Bio Limited, Wilmington Trust, National Association, and the Lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: October 28, 2022